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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-13957) pertaining to the 1995 Stock Option Plan, 1996 Employee Stock Purchase Plan and the Non-Plan Stock Options of TriTeal Corporation of our report dated April 30, 1997, with respect to the consolidated financial statements of TriTeal Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1997.




                                                   /s/      ERNST & YOUNG LLP

San Diego, California
June 24, 1997